Exhibit 10.25

SEVENTH AMENDMENT TO LEASE

This Seventh Amendment to Lease (“Seventh Amendment”) is executed as of the 31st day of July, 2017, by and between RREF II DRYDOCK, LLC, as landlord (“Landlord”), and GINKGO BIOWORKS, INC., as tenant (“Tenant”).

B A C K G R O U N D:

A.     Reference is made to a certain Lease Agreement dated December 22, 2011 between, Landlord’s predecessor-in-interest, Zoom Group LLC (“Zoom”), and Tenant, as amended by, among other documents, that certain: (i) Commencement Date Agreement dated January 31, 2012; (ii) First Amendment to Lease Agreement dated April    , 2012; (ii) Second Amendment to Lease Agreement (and Side Letter) dated as of August 1, 2014; (iii) Third Amendment to Lease Agreement dated August 15, 2014; (iv) Fourth Amendment to Lease dated May 1, 2016; (v) Party Wall Access Agreement dated May 31, 2016 between Zoom, Tenant and Jamestown 21-23-25 Drydock, L.P.; (vi) Fifth Amendment to Lease dated May 31, 2016 (“Fifth Amendment”); (vii) Sixth Amendment to Lease dated August 5, 2016; (viii) Collateral Assignment of Lease dated December 15, 2014; (ix) Landlord’s Agreement, Waiver and Consent dated December 15, 2014; and (x) Landlord’s Waiver and Consent Agreement dated October 5, 2015 (collectively, the “Lease”) pursuant to which Tenant is currently leasing from Landlord and occupying approximately 28,735 rentable square feet consisting of 28,285 rentable square feet of space on the eighth (8th) floor of the Building and approximately 450 rentable square feet of storage space on the first (1st) floor of the Building (the “Premises”) in the Building. In addition, pursuant to the Fifth Amendment Tenant has the right to approximately 8,415 rentable square feet of expansion space on the eighth (8th) floor of the Building. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

B.     Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C.     Landlord and Tenant have reached an agreement with respect to certain changes in the Lease, including the make-up of various expansion space, and Landlord and Tenant desire to amend the Lease in certain respects as provided herein.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, and amend the Lease, as follows:

1.     Fifth Expansion Premises. From and after the date of this Seventh Amendment, the Fifth Expansion Premises, and all references thereto in the Lease, shall mean the approximately 2,871 rentable square feet of space on the eighth (8th) floor of the Building consisting of (a) approximately 1,450 rentable square feet of space on the eighth (8th) floor of the Building known as Suite 8W04 ( “Suite 8W04”); and (b) approximately 1,421 rentable square feet of space on the eighth (8th) floor of the Building known as Suite 8W05 (“Suite 8W05”), both as outlined on the plans attached hereto and incorporated herein as Exhibit A.

2.    Commencement Dates; Anticipated Delivery Dates; Rent Commencement Dates. (a) Suite 8W05. From and after the Suite 8W05 Commencement Date (as defined below), Suite 8W05 shall be deemed added to and incorporated into the Premises demised under the Lease and thereafter the Premises shall consist of approximately 30,156 rentable square feet and all references to the Premises in the Lease shall be deemed to include Suite 8W05 (assuming Suite 8W05 is delivered to Tenant first). The anticipated delivery date of the Suite 8W05 is August 1, 2017, subject to delays caused by factors beyond the reasonable control of Landlord. Subject to Section 10 below, Landlord shall not be liable to Tenant, and Landlord shall not be in default, for any failure to deliver Suite 8W05 on any specified date; provided in no event shall Tenant be required to pay Basic Rent on Suite 8W05 until the Suite 8W05 Rent Commencement Date (as defined below), but Tenant shall be required to pay Additional Rent applicable to Suite 8W05 as required under the Lease from and after the Suite 8W05 Commencement Date. The actual “Suite 8W05Commencement Date” shall be the date of the delivery of Suite 8W05 to Tenant in accordance with the terms and conditions hereof. As used herein, the “Suite 8W05 Rent Commencement Date” shall be the date that is five (5) months following the Suite 8W05Commencement Date. Landlord and Tenant agree to execute a supplemental agreement confirming the actual Suite 8W05Commencement Date, the Suite 8W05 Rent Commencement Date and Tenant’s Proportionate Share once same are determined.

(b)    Suite 8W04. From and after the Suite 8W04 Commencement Date (as defined below), Suite 8W05 shall be deemed added to and incorporated into the Premises demised under the Lease and thereafter the Premises shall consist of approximately 31,606 rentable square feet and all references to the Premises in the Lease shall be deemed to include Suite 8W04 (assuming Suite 8W05 is delivered to Tenant first). The anticipated delivery date of the Suite 8W04 is August 1, 2017, subject to delays caused by factors beyond the reasonable control of Landlord (including the holding over of the existing tenant). Subject to Section 10 below, Landlord shall not be liable to Tenant, and Landlord shall not be in default, for any failure to deliver Suite 8W04 on any specified date; provided in no event shall Tenant be required to pay Basic Rent on Suite 8W04 until the Suite 8W04 Rent Commencement Date (as defined below), but Tenant shall be required to pay Additional Rent applicable to Suite 8W04 as required under the Lease from and after the Suite 8W04 Commencement Date (as defined below). The actual “Suite 8W04Commencement Date” shall be the date of the delivery of Suite 8W04 to Tenant in accordance with the terms and conditions hereof. As used herein, the “Suite 8W04 Rent Commencement Date” shall be the date that is five (5) months following the Suite 8W04Commencement Date. Landlord and Tenant agree to execute a supplemental agreement confirming the actual Suite 8W04Commencement Date, the Suite 8W04 Rent Commencement Date and Tenant’s Proportionate Share once same are determined.

3.    Sixth Expansion Premises. (a) From and after the Sixth Expansion Premises Commencement Date (as defined below), approximately 5,544 rentable square feet of space on the eighth (8th) floor of the Building known as Suite 8W02 (the “Sixth Expansion Premises”) as outlined on the plan attached hereto and incorporated herein as Exhibit B shall be deemed added to and incorporated into the Premises demised under the Lease and thereafter the Premises shall consist of approximately 37,150 rentable square feet and all references to the Premises in the Lease shall be deemed to include the Sixth Expansion Space. The anticipated delivery date of the Sixth Expansion Premises is February 1, 2020, subject to (x) the right of the existing tenant to extend the term of its lease thereon, (y) delays caused by factors beyond the reasonable control of Landlord, or (z) the prior delivery due to the vacancy, early termination and/or yield-up of the tenant occupying the Sixth Expansion Premises prior. Subject to Section 10 below, Landlord shall not be liable to Tenant, and Landlord shall not be in default, for any failure to deliver the Sixth Expansion Premises on any specified date; provided in no event shall Tenant be required to pay Basic Rent on the Sixth Expansion Premises until the Sixth Expansion Premises Rent Commencement Date (as defined below), but Tenant shall be required to pay Additional Rent applicable to the Sixth Expansion Premises as required under the Lease from and after the Sixth Expansion Premises Commencement Date (as defined below). The actual “Sixth Expansion Premises Commencement Date” shall be the date of the delivery of the Sixth Expansion Premises to Tenant in accordance with the terms and conditions hereof. As used herein, the “Sixth Expansion Premises Rent Commencement Date” shall be the date that is five (5) months following the Sixth Expansion Premises Commencement Date.

Landlord and Tenant agree to execute a supplemental agreement confirming the actual Sixth Expansion Premises Commencement Date, the Sixth Expansion Premises Rent Commencement Date and Tenant’s Proportionate Share once same are determined.

4.    Delivery. Notwithstanding anything to the contrary contained in the Lease, Landlord shall deliver the applicable portion of the Fifth Expansion Premises and the Sixth Expansion Premises to Tenant vacant and in broom-clean condition with all existing Building systems serving same in good working order but otherwise in “as is” condition, and otherwise without representation or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord as to the nature, condition or usability thereof; and Tenant agrees that Landlord has no work to perform in or on the applicable corresponding Commencement Date therefor to prepare the applicable portion of the Fifth Expansion Premises and the Sixth Expansion Premises for Tenant’s use and occupancy, and that any and all work to be done in or on the Fifth Expansion Premises and the Sixth Expansion Premises will be performed by Tenant at Tenant’s sole cost and expense in accordance with the terms of this Seventh Amendment (subject to Section 8 below). As of the Sixth Expansion Premises Commencement Date, the overall electrical capacity of the Second Expansion Premises, the Third Expansion Premises, the Fourth Expansion Premises, the Fifth Expansion Premises and the Sixth Expansion Premises shall be equal to twenty-two (22) watts per rentable square foot.

5.    Co-Terminus. The term for the Fifth Expansion Premises and the Sixth Expansion Premises shall be co-terminus with Lease Term and shall expire on January 31, 2027, unless the Lease is otherwise terminated as provided therein.

6.    Basic Rent.

a.    Suite 8W05. As of the Suite 8W05 Rent Commencement Date, Tenant shall pay Basic Rent for Suite 8W05, to Landlord, in the amounts set forth below, in the manner and at the times set forth in Article 4(a) of the Lease, in advance, without demand, deduction or set off:

i.

From and after the Suite 8W05 Rent Commencement Date through May 31, 2018 (or portion thereof, if applicable): $71,050.00 per annum, paid in monthly installments of $5,920.83 ($50.00 per rentable square foot);

ii.	June 1, 2018 to May 31, 2019: $72,471.00 per annum, paid in monthly installments of $6,039.25 ($51.00 per rentable square foot);

iii.	June 1, 2019 to May 31, 2020: $73,892.00 per, paid in monthly installments of $6,157.67 ($52.00 per rentable square foot);

iv.	June 1, 2020 to May 31, 2021: $75,313.00 per annum, paid in monthly installments of $6,276.08 ($53.00 per rentable square foot);

v.	June 1, 2021 to May 31, 2022: $76,734.00 per annum, paid in monthly installments of $6,394.50 ($54.00 per rentable square foot);

vi.	June 1, 2022 to May 31, 2023: $78,155.00 per annum, paid in monthly installments of $6,512.92 ($55.00 per rentable square foot);

vii.	June 1, 2023 to May 31, 2024: $79,576.00 per annum, paid in monthly installments of $6,631.33 ($56.00 per rentable square foot);

viii.	June 1, 2024 to May 31, 2025: $80,997.00 per annum, paid in monthly installments of $6,749.75 ($57.00 per rentable square foot);

ix.	June 1, 2025 to May 31, 2026: $82,418.00 per annum, paid in monthly installments of $6,868.17 ($58.00 per rentable square foot); and

x.	June 1, 2026 to January 31, 2027: $83,839.00 per annum, paid in monthly installments of $6,986.58 ($59.00 per rentable square foot).

b.    Suite 8W04. As of the Suite 8W04 Rent Commencement Date, Tenant shall pay Basic Rent for Suite 8W04, to Landlord, in the amounts set forth below, in the manner and at the times set forth in Article 4(a) of the Lease, in advance, without demand, deduction or set off:

i.

From and after the Suite 8W04 Rent Commencement Date through May 31, 2018 (or portion thereof, if applicable): $72,500.00 per annum, paid in monthly installments of $6,041.67 ($50.00 per rentable square foot);

ii.	June 1, 2018 to May 31, 2019: $73,950.00 per annum, paid in monthly installments of $6,162.50 ($51.00 per rentable square foot);

iii.	June 1, 2019 to May 31, 2020: $75,400.00 per annum, paid in monthly installments of $6,283.33 ($52.00 per rentable square foot);

iv.	June 1, 2020 to May 31, 2021: $76,850.00 per annum, paid in monthly installments of $6,404.17 ($53.00 per rentable square foot);

v.	June 1, 2021 to May 31, 2022: $78,300.00 per annum, paid in monthly installments of $6,525.00 ($54.00 per rentable square foot);

vi.	June1, 2022 to May 31, 2023: $79,750.00 per annum, paid in monthly installments of $6,645.83 ($55.00 per rentable square foot);

vii.	June 1, 2023 to May 31, 2024: $81,200.00 per annum, paid in monthly installments of $6,766.66 ($56.00 per rentable square foot);

viii.	June 1, 2024 to May 31, 2025: $82,650.00 per annum, paid in monthly installments of $6,887.50 ($57.00 per rentable square foot);

ix.	June 1, 2025 to May 31, 2026: $84,100.00 per annum, paid in monthly installments of $7,008.33 ($58.00 per rentable square foot); and

x.	June 1, 2026 to January 31, 2027: $85,550.00 per annum, paid in monthly installments of $7,129.17 ($59.00 per rentable square foot).

c.    Sixth Expansion Premises. As of the Sixth Expansion Premises Rent Commencement Date, Tenant shall pay Basic Rent for the Sixth Expansion Premises, to Landlord, in the amounts set forth below, in the manner and at the times set forth in Article 4(a) of the Lease, in advance, without demand, deduction or set off:

i.

From and after the Sixth Expansion Premises Rent Commencement Date through May 31, 2018 (or portion thereof, if applicable): $277,200.00 per annum, paid in monthly installments of $23,100.00 ($50.00 per rentable square foot);

ii.	June 1, 2018 to May 31, 2019 (or portion thereof, if applicable): $282,744.00 per annum, paid in monthly installments of $23,562.00 ($51.00 per rentable square foot);

iii.	June 1, 2019 to May 31, 2020 (or portion thereof, if applicable): $288,288.00 per annum, paid in monthly installments of $24,024.00 ($52.00 per rentable square foot);

iv.	June 1, 2020 to May 31, 2021 (or portion thereof, if applicable): $293,832.00 per annum, paid in monthly installments of $24,486.00 ($53.00 per rentable square foot);

v.	June 1, 2021 to May 31, 2022 (or portion thereof, if applicable): $299,376.00 per annum, paid in monthly installments of $24,948.00 ($54.00 per rentable square foot);

vi.	June 1, 2022 to May 31, 2023 (or portion thereof, if applicable): $304,920.00 per annum, paid in monthly installments of $25,410.00 ($55.00 per rentable square foot);

vii.	June 1, 2023 to May 31, 2024 (or portion thereof, if applicable): $310,464.00 per annum, paid in monthly installments of $25,872.00 ($56.00 per rentable square foot);

viii.	June 1, 2024 to May 31, 2025 (or portion thereof, if applicable): $316,008.00 per annum, paid in monthly installments of $26,334.00 ($57.00 per rentable square foot);

ix.	June 1, 2025 to May 31, 2026 (or portion thereof, if applicable): $321,552.00 per annum, paid in monthly installments of $26,796.00 ($58.00 per rentable square foot); and

x.	June 1, 2026 to January 31, 2027 (or portion thereof, if applicable): $327,096.00 per annum, paid in monthly installments of $27,258.00 ($59.00 per rentable square foot).

For clarity, the actual Basic Rent for the applicable Expansion Premises (or portion thereof - e.g., Suite 8W04, 8W05 and/or the Sixth Expansion Premises) shall be the applicable Basic Rent amount corresponding to the appropriate period(s) set forth above so that, by way of example, if the Sixth Expansion Premises Commencement Date occurs during the period between June 1, 2018 to May 31, 2019, the applicable Basic Rent would be as set forth in Subsection b(ii) above.

d.    Tenant shall continue to pay Basic Rent and Additional Rent on the existing Premises as and when required under the Lease.

7.    Additional Rent: Tenant’s Proportionate Share. Tenant shall continue to pay all Additional Rent, including without limitation all Operating Costs, Taxes, Additional Rent and other charges due under the Lease, as set forth in the Lease. From and after the Suite 8W05 Commencement Date, the Premises shall consist of approximately 30,156 rentable square feet of space and Tenant’s Proportionate Share shall be Eleven and 09/100 percent (11.09%). From and after the Suite 8W04 Commencement Date, the Premises shall consist of approximately 31,606 rentable square feet of space and Tenant’s Proportionate Share shall be Eleven and 63/100 percent (11.63%). From and after the Sixth Premises Commencement Date, the Premises shall consist of approximately 37,150 rentable square feet of space and Tenant’s Proportionate Share shall be Thirteen and 67/100 percent (13.67%). The foregoing assumes that the order of delivery of the Fifth Expansion Premises shall be Suite 8W05 delivered first, Suite 8W04 following thereafter (or contemporaneously), and the Sixth Expansion Premises following thereafter. In the event that the actual delivery order is different from that contemplated herein, the parties agree that Landlord and Tenant shall execute and deliver a mutually agreeable certification or amendment reflecting the actual delivery dates and corresponding rentable square footages, Tenant’s Proportionate Shares, and such other information relating to the re-ordering of the delivery.

8.    Tenant Improvements. Tenant, at its sole cost and expense, but subject to the Seventh Amendment Allowance (as defined below), shall cause the substantial completion of all necessary or desirable construction and installations of all of Tenant’s improvements to the Fifth Expansion Premises and the Sixth Expansion Premises in accordance with the provisions of the Lease, including but not limited to Section 14 of the Fifth Amendment, Article 8 of the Lease, the Master Lease, including without limitation Articles 9 and 24 thereof, and the terms of this Amendment (“Tenant’s Improvements”). In connection with any Tenant’s Improvements, Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

9.    Payment of Costs for Tenant’s Improvements; Seventh Amendment Allowance. Subject to the Seventh Amendment Allowance set forth below, Tenant shall pay all of the costs and expenses of Tenant’s Improvements (including, without limitation, the costs of construction, the cost of permits and permit expediting, and all architectural and engineering services obtained by Tenant in connection therewith). Landlord shall make the following allowances available to Tenant:

a.

Upon the Suite 8W04 Commencement Date, Landlord shall provide an allowance equal to $0.50 per rentable square foot of Suite 8W04 (the “Suite 8W04 Allowance”) for each month then remaining of the Term that Tenant may use towards funding the Tenant’s Improvements within the Fifth Expansion Premises and/or the Sixth Expansion Premises, subject to the terms and conditions hereof. In the event that Tenant exercises Tenant’s Termination Option, Tenant shall not be entitled to any unpaid portion of the Suite 8W04 Allowance and no additional Seventh Amendment Allowance shall be provided by Landlord.

b.

Upon the Suite 8W05 Commencement Date, Landlord shall provide an allowance equal to $0.50 per rentable square foot of Suite 8W04 (the “Suite 8W05 Allowance”) for each month then remaining of the Term that Tenant may use towards funding the Tenant’s Improvements within the Fifth Expansion Premises and/or the Sixth Expansion Premises, subject to the terms and conditions hereof. In the event that Tenant exercises Tenant’s Termination Option, Tenant shall not be entitled to any unpaid portion of the Suite 8W05 Allowance and no additional Seventh Amendment Allowance shall be provided by Landlord.

c.

Upon the Sixth Expansion Premises Commencement Date, Landlord shall provide an allowance equal to $0.50 per rentable square foot of Suite 8W02 (the “Suite 8W02 Allowance” and collectively with the Suite 8W05 Allowance and the Suite 8W04 Allowance, the “Seventh Amendment Allowance”) for each month then remaining of the Term that Tenant may use towards funding the Tenant’s Improvements within the Fifth Expansion Premises and/or the Sixth Expansion Premises, subject to the terms and conditions hereof. In the event that Tenant exercises Tenant’s Termination Option, Tenant shall not be entitled to any unpaid portion of the Seventh Amendment Allowance and no additional Seventh Amendment Allowance shall be provided by Landlord.

The applicable components of the Seventh Amendment Allowance may only be used for Tenant’s Improvements within the Fifth Expansion Premises and/or the Sixth Expansion Premises, subject to the terms and conditions hereof, and may not be used for other areas or portions of the Premises without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion. Provided Tenant shall not then be in default of the Lease beyond applicable notice and/or cure periods, or there shall not then be occurring any circumstance or state of facts which, with notice or the passage of time or both, would result in a breach or default hereunder that is not cured within the applicable cure period, the payment of the applicable portion of the Seventh Amendment Allowance shall be made to reimburse Tenant for amounts spent on Tenant’s Improvements within thirty (30) days following Tenant’s requisition therefor generally in accordance with Section 14(c) of the Fifth Amendment such that no more than fifty percent (50%) of that portion of the Seventh Amendment Allowance corresponding to the cost of the Tenant’s Improvements within the applicable portion of the Fifth Expansion Premises and/or Sixth Expansion Premises will be paid upon satisfactory completion of all rough inspections by the City of Boston inspectional Services Department for the work within the particular portion of the Fifth Expansion Premises and/or the Sixth Expansion Premises, and the remaining fifty percent (50%) of that portion of the Seventh Amendment Allowance corresponding to the cost of the Tenant’s Improvements within the applicable portion of the Fifth Expansion Premises and/or the Sixth Expansion Premises will be paid within thirty (30) days following delivery to Landlord of (i) a final Certificate of Occupancy issued by the City of Boston Inspectional Services Department for the work within the particular portion of the Fifth Expansion Premises and/or the Sixth Expansion Premises; and (ii) satisfactory lien waivers from all contractors and other satisfactory evidence that all contractors have been paid or will be paid in full for the work within the particular portion of the Fifth Expansion Premises and/or the Sixth Expansion Premises Boston. Landlord shall have no obligation to advance any funds or pay any amounts on account of Tenant’s Improvements in excess of each Seventh Amendment Allowance. Tenant acknowledges and agrees that the Seventh Amendment Allowance as provided above is in lieu of any other allowance with respect thereto and, except as provided herein, Tenant is not owed any additional allowances or similar improvement credits or inducements with respect to the Fifth Expansion Premises and/or the Sixth Expansion Premises and Section 14(c) of the Fifth Amendment is hereby deleted in its entirety. Tenant shall continue to have the right to use the tenant improvement allowances relating to the 2nd Expansion Premises (in the amount of $59,400) and for the 3rd Expansion Premises and 4th Expansion Premises (in the amount of $504,300) as and to the extent provided in the Lease as amended hereby.

10.     Termination Right. From and after the date of this Seventh Amendment, Section 4D of the Fifth Amendment is hereby deleted and replaced with the following:

D.

Tenant hereby acknowledges that Landlord’s ability to deliver the Sixth Expansion Premises to Tenant is subject to the existing rights of Air Graphics. Provided that Landlord makes commercially reasonable efforts, Landlord will not be in default of the Lease, and shall have no liability, if it is not able to deliver the Sixth Expansion Premises as of any applicable date and Tenant shall have no claim or offsets against Landlord; provided, however, in the event that Landlord is unable to deliver the Sixth Expansion Premises in its entirety by April 1, 2020, then Tenant shall have the option (“Tenant’s Termination Option”), exercisable by not less than thirty (30) days written notice to Landlord, to terminate the Lease as to the Second Expansion Premises, the Fifth Expansion Premises and the Sixth Expansion Premises, unless sooner terminated or extended in accordance with the provisions of the Lease; provided, however, that in the event Landlord delivers to Tenant the Sixth Expansion Premises within such thirty (30) day period, Tenant’s Termination Option shall be void and of no further force or effect. In the event that Tenant exercises Tenant’s Termination Option, the First Party Wall Door (as defined in the Fifth Amendment) shall remain in place and Tenant shall have the appurtenant right to access and use such First Party Wall Door for reasonable access to and egress from the Premises and to move goods, supplies and equipment through the First Party Wall Door into and out of the Premises for the remaining term of the Lease, subject to the reasonable requirements of Landlord. If Tenant exercises Tenant’s Termination Option, Tenant shall surrender the Second Expansion Premises, the Fifth Expansion Premises and the Sixth Expansion Premises in accordance with the terms and conditions of the Lease including Section 21 thereof. In addition, in the event that Tenant exercises Tenant’s Termination Option, Tenant shall pay a termination fee to Landlord equal to the unamortized portion of the sum of (i) the amount of (w) any Tenant allowances paid to Tenant or applied for work to the Second Expansion Premises to the extent it will have been paid by Landlord to Tenant, plus (x) the broker’s fee paid to the Columbia Group in connection with the Fifth Amendment in the amount of $16,434.00 (together, (w) and (x) are referred to as the “Second Expansion Premises Termination Fee”) and (ii) the amount of (y) the portion of the Seventh Amendment Allowance already paid by Landlord to Tenant, if any, and (z) the broker’s fee paid to the Brokers set forth in Section 20 in connection with the Seventh Amendment in the amount of $84,503 (i.e., $37,933 with respect to the Fifth Expansion Premises, and $46,570 with respect to the Sixth Expansion Premises) (together, (y) and (z) are referred to as the “Fifth and Sixth Expansion Premises Termination Fee”). The Second Expansion Premises Termination Fee shall be pro-rated and amortized on a straight line basis over the period from May 1, 2016 (the commencement date of the Second Expansion Premises Term) to January 31, 2027 (the expiration date of the Term). The Fifth and Sixth Expansion Premises Termination Fee shall be pro-rated and amortized on a straight line basis over the period from the earlier of the Suite 8W04 Commencement Date or the Suite 8W05 Commencement Date to January 31, 2027 (the expiration date of the Term).

Tenant acknowledges and agrees that Landlord’s landlord/tenant relationship with Air Graphics and all other tenants in the Building is a significant concern to Landlord and Landlord’s business and operation of the Building. Any attempt by Tenant to negotiate terms of a modification, sublease or termination of the lease of any other tenant in the Building shall be deemed to be an interference with the contractual relationship of Landlord and such other tenant. Tenant shall not attempt to negotiate the terms of any other lease in the Building with the other tenant. In the event of a breach of the provisions of this paragraph Landlord shall be entitled to all damages that Landlord would be entitled to in the event of a breach and shall in addition be entitled to damages that Landlord may suffer as a result of such breach.

11.    Single Floor Occupancy. From and after the date of this Seventh Amendment, the phrase “Fifth Expansion Premises” in Section 18 of the Fifth Amendment shall be deleted and replaced with the phrase “Sixth Expansion Premises” provided any work in connection with Section 18 thereof shall be performed in accordance with the terms and conditions of the Lease, as amended hereby including Section 8 hereof. Moreover, from and after the delivery of the Sixth Expansion Premises in the event Tenant operates the Premises as a single floor occupancy with its premises in the abutting and adjacent building, Tenant shall maintain and comply, at Tenant’s sole cost and expense, with all reasonable and necessary security, fire and life safety requirements, protocols, reasonable Landlord requirements, and Laws and Restrictions relating to or arising from such single floor occupancy operations.

12.    Surrender. From and after the date of this Seventh Amendment, Section 20 of the Lease shall be amended to insert the following at the end thereof:

Upon any such surrender or yield-up, Tenant shall restore the First Party Wall Door to comply with then current Laws and Restrictions. In addition to the foregoing, upon any such surrender or yield-up, including the exercise of any Termination Option, Tenant shall decommission all existing laboratory space and appurtenances serving the Premises in full compliance with the Lease and all applicable laws, codes, rules, regulations, and protocols, including the Laboratory Decommissioning Standard ANSI/AIHA Z9.11 latest edition, as follows:

(a)    Tenant, at Tenant’s expense, shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, acid neutralization systems, and plumbing in and/or exclusively serving the Premises (or applicable portion thereof) floor space, and all exhaust or other ductwork in and/or exclusively serving the Premises (or applicable portion thereof), in each case which has carried or released or been exposed to any Hazardous Material, and shall otherwise clean the Premises (or applicable portion thereof) (to the point of ceiling penetration) so as to permit the report hereinafter called for in subsection (b) to be issued;

(b)    Tenant, at Tenant’s expense, shall obtain for Landlord a report addressed to Landlord and Landlord’s designees (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer or certified industrial hygienist that, in either case, is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s or industrial hygienist’s inspection of the Premises (or applicable portion thereof) and shall show: that the Hazardous Materials, to the extent, if any, existing prior to such decommissioning, have been removed as necessary so that the interior surfaces of the Premises (or applicable portion thereof) (including but not limited to floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in and/or exclusively serving the Premises (or applicable portion thereof), may be reused by a subsequent tenant or disposed of in compliance of all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters (collectively, “Environmental Laws”), without taking any special precautions for Hazardous Materials, without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of Hazardous Materials and without incurring regulatory compliance requirements or giving notice in connection with Hazardous Materials; and that the Premises (or applicable portion thereof) may be reoccupied for office, research or laboratory use, demolished or renovated without taking any special precautions for Hazardous Materials, without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials and without incurring regulatory requirements or giving notice in connection with Environmental Substances. Further, for purposes of this subsection: “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-hazardous materials. The report shall include reasonable detail concerning the clean-up location, the tests run and the analytic results. In addition, to the extent Tenant (or any party taking by or through Tenant) used, stored, generated or disposed of any radioactive or radiological substances on or about the Premises (or applicable portion thereof), such decommissioning shall also be conducted in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation, and cause the Premises (or applicable portion thereof) to be released for unrestricted use by the Radiation Control Program of the Massachusetts Department of Public Health for the control of radiation, and deliver to Landlord the report of a certified industrial hygienist stating that he or she has examined the Premises (or applicable portion thereat) (including visual inspection, Geiger counter evaluation and airborne and surface monitoring) and found no evidence that such portion contains Hazardous Materials or is otherwise in violation of any Environmental Law.

(c)    If Tenant fails to perform its obligations under subsections (a)-(c), without limiting any other right or remedy, Landlord may, on not less than fifteen (15) days’ prior written notice to Tenant perform such obligations at Tenant’s expense, and Tenant shall promptly reimburse Landlord upon demand for all costs and expenses reasonably incurred. Tenant’s obligations under subsections (a)-(c) shall survive the surrender of the Premises (or applicable portion thereof).

13.     Extension/Renewal Right. Tenant’s Renewal Option as outlined in the Lease as Exhibit J remains in full force and effect and is hereby expanded to include the Fifth Expansion Space and the Sixth Expansion Space, as and to the extent same is included within the Premises as provided herein.

14.    Right of First Refusal, First Offer or Expansion Rights. Tenant acknowledges and agrees that any remaining unexercised rights with respect to any Right of First Refusal, Right of First Offer or other Expansion Rights are hereby void and of no further force or effect.

15.    Prior Delivery. Tenant acknowledges and agrees that all portions of the Premises delivered prior to the date of this Amendment have been satisfactorily delivered and Landlord has no further work to perform or allowances to pay in accordance with such delivery, other than an outstanding allowance of $59,400 with respect to the Second Expansion Premises and $504,300 with respect to the Third and Fourth Expansion Premises.

16.    Prior References. References to the phrase “Fifth Expansion Premises” in the following Sections of the Fifth Amendment are hereby deleted: 10(c), l0(c)(ii), 11(d) and 13.

17.    Security Deposit. Upon the occurrence of the Suite 8W05 Commencement Date, the Security Deposit shall be increased to Four Hundred Thirteen Thousand Five Hundred Eighteen and 42/100 Dollars ($413, 518.42), consisting of the $386,500.00 already paid to Landlord by Tenant under the Lease, and Twenty-Seven Thousand Eighteen and 42/100 Dollars ($27,018.42) to be paid to Landlord by Tenant within three (3) business days thereof. Upon the occurrence of the Suite 8W04 Commencement Date, the Security Deposit shall be increased to Four Hundred Forty-One Thousand Eighty-Eight and 24/100 Dollars ($441,088.24), consisting of the $413, 518.42 already paid to Landlord by Tenant under the Lease, and Twenty-Seven Thousand Five Hundred Sixty-Nine and 82/100 Dollars ($27,569.82) to be paid to Landlord by Tenant within three (3) business days thereof. Upon the occurrence of the Sixth Expansion Premises Commencement Date, the Security Deposit shall be increased to Five Hundred Forty-Six Thousand Five Hundred and 24/100 Dollars ($546,500.00), consisting of the $441,088.24 already paid to Landlord by Tenant under the Lease, and One Hundred Five Thousand Four Hundred Eleven and 76/100 ($105,411.76) to be paid to Landlord by Tenant within three (3) business days thereof. At Landlord’s option, any increase of the Security Deposit hereunder shall be paid to Landlord in the form of a clean, irrevocable letter of credit in the foregoing applicable amount reasonably satisfactory in form and content to Landlord and issued by an FDIC insured bank reasonably satisfactory to Landlord in favor of Landlord which shall be held pursuant to the terms and conditions of the Lease.

18.    Tenant Handbook. Tenant acknowledges receipt of the 27 Drydock Tenant Handbook.

19.    Successors; Conflicts. This Seventh Amendment shall be binding upon the parties and their respective successors and assigns. To the extent the terms and conditions of the Lease expressly conflict with or are expressly inconsistent with this Seventh Amendment, the terms and conditions of this Seventh Amendment shall control.

20.    Brokers. Landlord and Tenant each represents and warrants to the other that it has not directly or indirectly dealt, with respect to this Seventh Amendment, with any broker or had its attention called to the applicable Expansion Premises or other space to let in the Building, etc. by anyone other than Columbia Group Realty Advisors and JLL. Landlord and Tenant each agrees to defend, exonerate and save harmless and indemnify the other and anyone claiming by, through or under the other against any claims for a commission arising out of the execution and delivery of this Seventh Amendment or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building. Landlord is responsible for paying all fees to Columbia Group Realty Advisors and JLL pursuant to separate agreement(s) therewith.

21.    Miscellaneous. Except as expressly modified herein, the Lease shall remain unmodified and in full force and effect, including, without limitation, the provisions of the Fifth Amendment. The provisions of this Seventh Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties hereto have executed this Seventh Amendment to Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the date first written above

LANDLORD:

RREF II DRYDOCK, LLC, a		GINKGO BIOWORKS, INC., a Delaware
Delaware limited liability company		corporation

By:	/s/ Patrick Sweeney	By:	/s/ Barry Canton
Name:	Patrick Sweeney	Name:	Barry Canton
Title:	Its Authorized Signatory	Title:	Co-Founder
Hereunto Duly Authorized